Exhibit 10.1

EARNOUT WAIVER AGREEMENT

This Earnout Waiver Agreement, effective as of March 7, 2024 (this “Waiver”), is by and among MultiSensor AI Holdings, Inc., a Delaware corporation (f/k/a SportsMap Tech Acquisition Corp., the “Company”), MSAI Operating, Inc., a Delaware corporation (f/k/a Infrared Cameras Holdings, Inc., “ICI”), and the other signatory parties listed in the signature blocks set forth below.

Reference is hereby made to that certain Business Combination Agreement, dated as of December 5, 2022 (the “Business Combination Agreement”), by and among the Company, ICI, and ICH Merger Sub Inc., pursuant to which ICH Merger Sub Inc. merged with and into ICI on December 19, 2023. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement.

WHEREAS, pursuant to the Business Combination Agreement, certain Earnout Pre-Closing Company Securityholders (“Sellers” and each a “Seller”) of ICI would be entitled to receive from the Company Earnout Shares upon the occurrence of Triggering Events;

WHEREAS, this Waiver is being entered into in order for the parties to the Business Combination Agreement and the Sellers to waive and release any claim to receive the Earnout Shares, if any;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

1.                  The Company, SportsMap Sponsor, and each Seller party hereto hereby waives and releases any claim or liability related to the issuance of any Earnout Shares pursuant to the Business Combination Agreement.

2.                  This Agreement shall become effective as of the date first set forth above.

3.                 To the extent that this Waiver is deemed to be an amendment or modification of the Business Combination Agreement, this waiver shall serve as a written agreement among the Company and SportsMap Sponsor pursuant to Section 8.3 of the Business Combination Agreement.

4.                  Except as explicitly provided for in Section 1 of this Waiver, the Business Combination Agreement shall not be modified and shall remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Earnout Waiver Agreement, as of the date first written above.

MULTISENSOR AI HOLDINGS, INC.

By:	/s/ Gary Strahan
Name: Gary Strahan
Title: Chief Executive Officer

[Signature Page to Earnout Waiver Agreement]

IN WITNESS WHEREOF, the parties have executed this Earnout Waiver Agreement, as of the date first written above.

SPORTSMAP, LLC

By:	/s/ David Gow
Name: David Gow
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Earnout Waiver Agreement, as of the date first written above.

MSAI OPERATING, INC.

By:	/s/ Gary Strahan
Name: Gary Strahan
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Earnout Waiver Agreement, as of the date first written above.

SELLERS:

/s/ Gary Strahan
Gary Strahan

Villard Capital

By:	/s/ Steve Winch
Name: Steve Winch
Title: Managing Partner